Exhibit (c)(2)

Project Galaxy PRESENTATION TO THE BOARD OF DIRECTORS June 23, 2016 Confidential

Confidential Table of Contents I Transaction Overview 2 II Value Perspectives on Solar 7 III Value Perspectives on Lunar 14 IV Relative Valuation 19 V Pro Forma Financial and Financing Considerations 24 VI Appendix 30 1

I. Transaction Overview Confidential

Confidential Final Transaction Terms(1) Merger Price and Consideration Lunar Reclassification and Exchange Pro Forma Ownership Anticipated Transaction Financing Expected Closing > Lunar to acquire Solar’s outstanding shares for a mix of cash and stock consideration in a single-step merger Implied weighted average offer price of $32.17(2)o Implied offer valuation of $4.4bn(3) - TEV / FY17E Adj. EBITDA (post-SBC) of 9.5x (8.5x inclusive of run-rate operating synergies)(4) - TEV / CY16E Adj. EBITDA (post-SBC) of 9.6x (8.7x inclusive of run-rate operating synergies)(4) - Capitalized financial savings-adjusted TEV / CY16E Adj. EBITDA (post-SBC) of 6.5x (inclusive of run-rate operating savings)(4)(5) $32.06 per share for Solar Class A Shares(6)o $18.00 per share in cash; plus o 0.6784 shares of Lunar Class B Non-Voting Common Stock per share at a fixed exchange ratio o Implied 30-Trading Day VWAP premium of 20% $33.47 per share offer for Solar Class B Shares(6)o $7.26 per share in cash; plus o 0.6321 shares of Lunar Class A Voting Common Stock and 0.6321 shares of Lunar Class B Non-Voting Common Stock per share, in each case at a fixed exchange ratio o Represents 4% premium to consideration paid for Solar Class A Shares o Implied 30-Trading Day VWAP premium of 22% Solar equity awards, including stock options, RSUs and restricted shares, will be assumed by Lunar and rolled over into comparable equity awards settled in Lunar Class B Non-Voting Common Shares > Prior to the merger, Lunar will effect a reclassification of its common shares in connection with which each existing common share will be exchanged into (i) one half of a share of Lunar Class A Voting Common Stock and (ii) one half of a share of Lunar Class B Non-Voting Common Stock > All Lunar shareholders to receive identical consideration for current Lunar shares > Pro forma for the transaction, current Lunar shareholders to retain 67% of economic ownership and 94% of the voting rights on a fully diluted basis > As noted above, all Solar equity awards to roll into comparable equity awards relating to Lunar non-voting stock at 1.5467 exchange ratio > $2.0 billion incremental debt > Total financing of $3.7bn including refinancing of existing Solar and Lunar debt and $850mm of unfunded revolver; fully committed by J.P. Morgan, Deutsche Bank and Bank of America Merrill Lynch > Contemplated potential post transaction equity raise to pay down debt > Expected Closing in CY Q4 2016 Source: Merger Agreement and Lunar Management. Note: Solar has 87.6mm Class A shares and 9.9mm Class B shares (including Lunar-owned shares) as of 5/31/16; Fully-diluted shares (treasury stock method) also includes 6.2mm shares based on 12.6mm time and performance vesting options outstanding with a weighted average exercise price of $18.95, 1.0mm restricted share grants and restricted stock units as of 6/9/16 per Solar Management. On a fully-diluted basis, Solar has 103.7 shares outstanding (including Lunar-owned shares) including the effect of dilutive securities. (1) The foregoing is a summary of some of the principal terms for the transactions based on Lunar Management and most recent draft of the Merger Agreement made available to us. Summary is subject in all respects to more complete summary of terms and conditions of definitive agreements by Lunar counsel. (2) Based on the total equity consideration paid to Solar shareholders. (3) Includes 2.118mm Solar Class A and 2.591 Solar Class B shares owned by Lunar. Assumes Solar options, RSGs and RSUs are fully diluted as per treasury stock method. (4) Implied TEV based on balance sheet as of 3/31/16. (5) Represents implied TEV adjusted for NPV of financing savings divided by CY2016E Adj. EBITDA (post-SBC) including run-rate operating savings. (6) Based on Lunar share price of $20.73 per share as of 6/21/16. Source: Merger Agreement and Lunar Management. Note: Solar has 87.6mm Class A shares and 9.9mm Class B shares (including Lunar-owned shares) as of 5/31/16; Fully-diluted shares (treasury stock method) also includes 6.2mm shares based on 12.6mm time and performance vesting options outstanding with a weighted average exercise price of $18.95, 1.0mm restricted share grants and restricted stock units as of 6/9/16 per Solar Management. On a fully-diluted basis, Solar has 103.7 shares outstanding (including Lunar-owned shares) including the effect of dilutive securities. (1) The foregoing is a summary of some of the principal terms for the transactions based on Lunar Management and most recent draft of the Merger Agreement made available to us. Summary is subject in all respects to more complete summary of terms and conditions of definitive agreements by Lunar counsel. (2) Based on the total equity consideration paid to Solar shareholders. (3) Includes 2.118mm Solar Class A and 2.591 Solar Class B shares owned by Lunar. Assumes Solar options, RSGs and RSUs are fully diluted as per treasury stock method. (4) Implied TEV based on balance sheet as of 3/31/16. (5) Represents implied TEV adjusted for NPV of financing savings divided by CY2016E Adj. EBITDA (post-SBC) including run-rate operating savings. (6) Based on Lunar share price of $20.73 per share as of 6/21/16.

Confidential Summary of Offer Consideration for Solar Shares EXCLUDES SHARES OWNED BY LUNAR ($ per share) Offer Consideration Fully-Diluted Illustrative Cash Consideration Equity Consideration Securities (mm) $ per Share Exchange Ratio $ per Share $ per Share Exchange Ratio Class A 85.5 $32.06 1.5467x $18.00 $14.06 0.6784x Dilutive Securities 6.2 $32.06 1.5467x $32.06 1.5467x (Treasury Method) Class B 7.3 $33.47 1.6145x $7.26 $26.21 1.2643x Weighted Average 99.0 $32.17 1.5517x $16.09 $16.08 0.7755x Source: Capital IQ and company filings. Note: Market data as of 6/21/16. Excludes 2.118mm Solar Class A and 2.591 Solar Class B shares owned by Lunar Management. 4

Confidential Combination Rationale with Solar The combination of Solar and Lunar creates a diversified media platform with motion picture and television content, cable and OTT distribution, enhanced scale and an opportunity to optimize capital structure and operating costs. Premium Content and Production Capabilities Affiliate Relationships Cost Rationalization Cash Flow Diversification Further augments extensive Lunar film and television library and upcoming slate properties with success of emerging Solar original programming (Outlander, Power) Enhanced scale and attractiveness to affiliates (ATT/DTV, Charter/TWC, Verizon, Comcast, etc.) Meaningful cost saving opportunity with ability to leverage studio operations and back office functions including G&A savings, production efficiencies, packaged media savings, marketing efficiencies, savings on benefits related to scale, shared services Solar business model offers enhanced cash flow stability with contracted revenue streams from affiliates and mitigates inherently variable motion picture cash flows 5

Confidential Due Diligence > PJT Partners has reviewed the following documents in preparation of these Board materials: Publicly filed statements for Solar and Lunar, including but not limited to O Publicly available financial filings (annual reports / quarterly reports) O Proxy Filings O Ownership Filings O Transcripts O Investor Presentations O Press Releases O Other publicly filed documents Documents supplied in the Solar and Lunar electronic data rooms > PJT has also participated in diligence sessions related to business, financials, HR, legal, financing, tax and structuring with Lunar and Solar Management and their respective external advisors > PJT s analysis relies on financial projections, cost synergy estimates and interest related savings estimates provided by Lunar Management 6

II. Value Perspectives on Solar Confidential

Confidential Solar Share Price Performance (For Informational Purposes Only) $ per share $50.00 $45.00 $40.00 $35.00 Solar B Offer $33.47 Weighted Offer Price: Solar A $30.00 $32.06 $27.71 $27.55 $25.00 $20.00 $15.00 $10.00 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Current Price Offer Price Weighted Avg. Solar Share Price:(1) $27.56 $32.17 Premium to Weighted Avg. Metric Current $27.56 - 17% 30-Trading Day VWAP $26.83 3% 20% 60-Trading Day VWAP $26.39 4% 22% FDSO(2) (mm) 102.8 103.7 Equity Value ($mm) $2,832 $3,338 Net Debt(3) ($mm) 1,120 1,120 Investments in Affiliates(3) ($mm) (25) (25) Total Enterprise Value ($mm) $3,927 $4,432 Implied Multiples(4) Pre-SBC Post-SBC Pre-SBC Post-SBC TEV / FY17E Adj. EBITDA 7.9x 8.4x 8.9x 9.5x TEV / FY18E Adj. EBITDA 7.0x 7.4x 7.9x 8.4x (5) TEV / FY17E Adj. EBITDA (w/ Operating Savings) 8.0x 8.5x (5) TEV / FY18E Adj. EBITDA (w/ Operating Savings) 7.2x 7.6x TEV / CY16E Adj. EBITDA 8.0x 8.5x 9.0x 9.6x TEV / CY17E Adj. EBITDA 7.2x 7.7x 8.2x 8.7x (5) TEV / CY16E Adj. EBITDA (w/ Operating Savings) 8.2x 8.7x (5) TEV / CY17E Adj. EBITDA (w/ Operating Savings) 7.5x 7.9x Current Price Offer Price Weighted Avg. Solar Share Price:(1) $27.56 $32.17 Premium to Weighted Avg. Metric Current $27.56 - 17% 30-Trading Day VWAP $26.83 3% 20% 60-Trading Day VWAP $26.39 4% 22% FDSO(2) (mm) 102.8 103.7 Equity Value ($mm) $2,832 $3,338 Net Debt(3) ($mm) 1,120 1,120 Investments in Affiliates(3) ($mm) (25) (25) Total Enterprise Value ($mm) $3,927 $4,432 Implied Multiples(4) Pre-SBC Post-SBC Pre-SBC Post-SBC TEV / FY17E Adj. EBITDA 7.9x 8.4x 8.9x 9.5x TEV / FY18E Adj. EBITDA 7.0x 7.4x 7.9x 8.4x (5) TEV / FY17E Adj. EBITDA (w/ Operating Savings) 8.0x 8.5x (5) TEV / FY18E Adj. EBITDA (w/ Operating Savings) 7.2x 7.6x TEV / CY16E Adj. EBITDA 8.0x 8.5x 9.0x 9.6x TEV / CY17E Adj. EBITDA 7.2x 7.7x 8.2x 8.7x (5) TEV / CY16E Adj. EBITDA (w/ Operating Savings) 8.2x 8.7x (5) TEV / CY17E Adj. EBITDA (w/ Operating Savings) 7.5x 7.9x Source: Capital IQ and Bloomberg. Note: Market data as of 6/21/16. Data starts at 6/21/13. (1) Weighted average based on fully diluted shares outstanding excluding 2.118mm Solar Class A and 2.591 Solar Class B shares owned by Lunar. (2) Includes 2.118mm Solar Class A and 2.591 Solar Class B shares owned by Lunar. Assumes Solar options, RSGs and RSUs are fully diluted as per treasury stock method. (3) Includes $1,129mm of total debt and $10mm of cash as of 3/31/16. Investments in affiliates include Solar interests in Playco Holdings. (4) Adj. EBITDA (pre-SBC) of $499mm in FY17E and $560mm in FY18E. Adj. EBITDA (post-SBC) of $469mm in FY17E and $529mm in FY18E. Adj. EBITDA (pre-SBC) of $490mm in CY16E and $543mm in CY17E. Adj. EBITDA (post-SBC) of $460mm in CY16E and $511mm in CY17E. (5) Includes run-rate synergies of $52mm.

Confidential Solar Projected Financial Summary PROJECTED REVENUE(1) PROJECTED ADJ. EBITDA (PRE-SBC)(2) (US$ mm) (US$ mm) EBITDA 26% 29% 31% 33% 33% 33% Margin $1,946 $2,012 $1,883 $638 $661 $1,808 $618 $1,681 $1,716 311 311 $560 311 311 300 $499 337 $434 1,579 1,642 1,707 1,420 1,504 1,330 FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E Solar Networks Solar Distribution Solar Animation EBITDA 26% 29% 31% 33% 33% 33% Margin $1,946 $2,012 $1,883 $638 $661 $1,808 $618 $1,681 $1,716 311 311 $560 311 311 300 $499 337 $434 1,579 1,642 1,707 1,420 1,504 1,330 FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E Solar Networks Solar Distribution Solar Animation $604 $625 $586 $529 $469 $401 $322 $335 $323 $319 $235 $236 FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E Source: Solar Management. Projections were provided by Lunar Management. Note: Solar CY financial projections converted to FY by assuming 75% of financial results derived from the CY prior and 25% of financial results derived from the following CY for those years in which quarterly financial information is unavailable. (1) Segment revenues may not add to total due to eliminations. (2) Adj. EBITDA (pre-SBC) defined as revenues less direct costs of revenue and less SG&A expenses excluding stock-based compensation. Adj. EBITDA (post-SBC) defined as revenues less direct costs of revenue, less SG&A expenses and less stock-based compensation. (3) Levered Free Cash Flow defined as Adj. EBITDA (post-SBC) plus stock-based compensation, less cash interest, less cash taxes, less cash spend on programming in excess of amortization, less purchases of PP&E & investments and less change in working capital and other. 9

Selected Solar Publicly Traded Comparables (US$ mm, except per share prices) (1) (1) AM AMCXCX CBSCBS DISC SNI Blended Price $59.63 $53.73 $25.07 $63.21 $71.81 Fully Diluted Shares 74.4 461.9 624.9 129.7 805.6 Equity Value $4,438 $24,820 $15,669 $8,196 $57,847 Plus: Debt 3,059 8,323 8,061 3,700 24,473 Less: Cash & Investments (703) (411) (333) (217) (2,330) Plus: Minority interests 240 264 1,339 29 Less: Investments in Affiliates (322) (526) (877) (2,781) Enterprise Value $7,035 $32,410 $23,135 $12,142 $77,238 $27,715 $11,817 TEV / EBITDA (Post-SBC) CY2016E 8.0x 9.5x 9.5x 8.6x 9.5x 13.0x 12.7x NTM 7.9x 9.4x 9.4x 8.6x 9.3x 12.7x 12.5x CY2017E 7.7x 9.3x 9.2x 8.5x 8.7x 11.9x 11.9x TEV / EBITDA (Pre-SBC) CY2016E 7.7x 9.0x 9.3x 8.4x 9.2x NTM 7.6x 9.0x 9.2x 8.4x 9.0x CY2017E 7.4x 8.8x 9.0x 8.3x 8.5x CY2016 - CY2018 CAGR Revenue 5% 3% 6% 4% 5% 6% 7% EBITDA (Post-SBC) 5% 7% 4% 2% 8% 10% 7% TEV / CY2016E EBITDA Incl. HBO & Showtime Excl. HBO & Showtime Mean 10.1x 9.0x Median 9.5x 9.5x TEV / NTM EBITDA Mean 10.0x 8.9x Median 9.4x 9.3x TEV / CY2017E EBITDA Mean 9.6x 8.7x Median 9.2x 8.7x Source: Capital IQ, public filings and Wall Street research. Note: Market data as of 6/21/16. (1) HBO and Showtime estimates based on NAV and segment data from Wall Street research. 10

Confidential Selected Precedent M&A Transactions TEV / LTM EBITDA 16 14.6x 13.9x 14 12.8x Median: 12.2x 11.7x 12 Offer Multiple: 11.1x (1) 10.8x 10 9.4x 8 6 4 2 0 YES A&E NBC Comcast Travel Target Chellomedia Network Networks Networks Networks Channel Comcast-NBC Comcast-NBC Scripps Acquirer 21st Century Fox AMC Networks Disney-Hearst JV JV Network Announcement Date 1/24/2014 10/28/2013 7/10/2012 12/3/2009 12/3/2009 11/5/2009 Transaction TEV (US$mm) $680 $1,035 $3,025 $15,136 $7,250 $975 Source: Public filings and Capital IQ. Note: EBITDA estimates are post-SBC. (1) Implied Solar TEV / FY2016A Adj. EBITDA (post-SBC) at offer price. 11   NPV of Operating Savings of $510mm NPV of Financial Savings of $1,103mm

Confidential 12 Potential Operating and Financial Cost Savings Summary (US$ mm) Type Run-Rate Savings Commentary Operating Savings G&A Savings $26.5 >Includes reductions in staffing/professional fees/rent/T&E Production Efficiencies / Savings $6.2 >Savings equal to 5% of wholly owned original programming budgets Packaged Media Savings / Marketing Efficiencies $8.0 >Migration to LGF vendor deals on existing distribution company product flow >Enhanced media buying/creative services rates due to combined company volume Savings on Benefits Related to Scale $2.1 Shared Services / Public Company Cost Savings $4.5 >Elimination of public company costs Other $5.0 >Includes savings associated with infrastructure & administration, OTT platforms, scale driven vendor discounts, etc. Total Potential Operating Savings $52.3 Financial Savings Incremental Financial Savings $60.5 Utilization of Existing NOLs Varies We have relied upon the views of Lunar and Solar Management regarding the financial and operating cost savings. The cost to achieve these savings is expected to be $25mm over two years ($5mm in FY2017 and $20mm in FY2018, respectively).

Confidential Solar Valuation Summary(1) Current Weighted Weighted Avg. Avg. Share Price: Offer Price: $27.56 $32.17 Key Assumptions: Comparable Companies(2) 7.5x 9.0x CY16E Adj. EBITDA (post-SBC) of CY 2016 $23 $29 $460mm 7.0x 8.5x CY17E Adj. EBITDA (post-SBC) of CY 2017 $24 $31 $511mm Precedent Transactions(2) 10.0x 12.0x FY16A Adj. EBITDA (post-SBC) LTM EBITDA $28 $35 of $401mm Discounted Cash Flow(3) 7.0% - 8.0% WACC; 8.5x - 10.0x assumed Standalone $38 $46 terminal multiple on Adj. EBITDA (post-SBC) of $625mm in FY2021 (4) Run-rate operating savings of $52mm w/ Operating Savings $43 $51 discounted at 7.0% - 8.0% WACC (4) Incremental financial savings discounted at w/ Operating & Financial Savings $52 $61 cost of equity of 8.5%- 9.5% Trading Range (For Informational Purposes Only) Solar A 52-Week Trading $20 $47 Analyst Target Median: $28 Discounted 1 year at SOLAR S cost of equity of Analyst Targets $24 $39 9.0% $10 $20 $30 $40 $50 $60 $70 Source: Public filings, Solar Management, Bloomberg and Capital IQ. Projections as provided by Lunar Management. Note: Market data as of 6/21/16. Adjusted EBITDA estimates are post-SBC. Fully diluted shares outstanding (as per treasury stock method) range from 100.8mm to 107.6mm varying with implied share price. (1) Valuation as of 6/21/16 for comparable companies and precedent transactions analyses. Valuation as of 12/31/16 for DCF analysis. (2) Based on net debt of $1,120mm as of 3/31/16. (3) Based on projected net debt of $983mm as of 12/31/16. (4) Includes the value of operating and financial savings in Solar valuation. 13

III. Value Perspectives on Lunar Confidential

Confidential

Lunar Share Price Performance (For Informational Purposes Only)


$ per share
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
Jun-13
Dec-13
Jun-14
Dec-14
Jun-15
Dec-15
Jun-16
Average Lunar Share Price: $31.19
$20.73

		Current Price
Lunar Share Price:		$20.73
Premium to Lunar Share Price	Metric	
Current	$20.73	-
30-Trading Day VWAP	$21.39	(3%)
60-Trading Day VWAP	$21.20	(2%)
FDSO[1] (mm)		153.0
Equity Value ($mm)		**$3,171**
Net Debt[2] ($mm)		788
Minority Interest & Investments in Affiliates[3] ($mm)		(884)
Total Enterprise Value ($mm)		**$3,075**

Implied Multiples[4]	Pre-SBC	Post-SBC
TEV / FY17E Adj. EBITDA	16.3x	29.1x
TEV / FY18E Adj. EBITDA	15.5x	22.7x
TEV / CY16E Adj. EBITDA	17.8x	35.2x
TEV / CY17E Adj. EBITDA	15.7x	24.0x

Source: Capital IQ and Bloomberg.
Note: Market data as of 6/21/16. Data starts at 6/21/13.
(1) Assumes $42mm of in-the-money 4.0% convertible notes are converted at $10.26 per share. Assumes Lunar options, RSGs and RSUs are fully diluted as per treasury stock method.
(2) Includes $846mm of total debt (includes $60mm of out-of-the-money convertible notes and excludes $42mm of in-the-money convertible notes) and $58mm of cash as of 3/31/16.
(3) Includes investments in affiliates of $1,004mm (EPIX, Pop, Solar, Telltale Games and Other) as provided by Lunar Management and minority interest of $120mm related to Pilgrim Studios (analyst estimates).
(4) Adj. EBITDA pre-SBC reflects Adj. EBITDA including equity income. Adj. EBITDA post-SBC reflects Adj. EBITDA excluding equity income. Adj. EBITDA (pre-SBC, incl. equity income) of $251mm in FY17E and $263mm in FY18E. Adj. EBITDA (post-SBC, excl. equity income) of $106mm in FY17E and $136mm in FY18E. Adj. EBITDA (pre-SBC, incl. equity income) of $229mm in CY16E and $260mm in CY17E. Adj. EBITDA (post-SBC, excl. equity income) of $87mm in CY16E and $128mm in CY17E.
(5) Implied pre-SBC multiples are calculated excluding investments in affiliates of $1,004mm from TEV.

PJT Partners 15

Confidential

Lunar Projected Financial Summary

PROJECTED REVENUE
(US$ mm)



$2,353
$2,841
$2,960
$3,484
$3,435
$3,457
670
979
1,094
1,188
1,136
1,144
1,677
1,874
1,913
2,404
2,299
2,314
FY 3/16A
FY 3/17E
FY 3/18E
FY 3/19E
FY 3/20E
FY 3/21E
Motion Picture
Television Production

PROJECTED ADJ. EBITDA (PRE-SBC, INCL. EQUITY INCOME)[1]
(US$ mm)



EBITDA Margin
7%
9%
9%
10%
11%
11%
$162
$251
$263
$348
$364
$363
FY 3/16A
FY 3/17E
FY 3/18E
FY 3/19E
FY 3/20E
FY 3/21E

PROJECTED ADJ. EBITDA (POST-SBC, EXCL. EQUITY INCOME)[1]
(US$ mm)



EBITDA Margin
1%
4%
5%
7%
7%
7%
$32
$106
$136
$252
$238
$236
FY 3/16A
FY 3/17E
FY 3/18E
FY 3/19E
FY 3/20E
FY 3/21E

PROJECTED FREE CASH FLOW[2]
(US$ mm)



$70
$93
$115
$152
$243
$262
FY 3/16A
FY 3/17E
FY 3/18E
FY 3/19E
FY 3/20E
FY 3/21E

Source: Lunar Management.

(1) Adj. EBITDA (pre-SBC, incl. equity income) defined as revenues less direct operating expenses, less distribution & marketing expenses, less general & administrative expenses and plus equity income. Adj. EBITDA (post-SBC, excl. equity income) defined as revenues less direct operating expenses, less distribution & marketing expenses, less general & administrative expenses and less stock-based compensation expense (excludes equity income).

(2) Levered Free Cash Flow defined as Adj. EBITDA (post-SBC, excl. equity income) plus stock-based compensation, less cash interest, less cash taxes, less cash spend on programming in excess of amortization, less purchases of PP&E & investments and less change in working capital and other.

PJT Partners 16

Confidential 17 Lunar Historical Trading Analysis (For Informational Purposes Only) TEV / NTM WALL STREET CONSENSUS ADJ. EBITDA (POST-SBC, EXCL. EQUITY INCOME)(1) WALL STREET CONSENSUS NTM ADJ. EBITDA (POST-SBC, EXCL. EQUITY INCOME)(1) (US$ mm) Source: Capital IQ, company filings and Wall Street research. (1) Based on Wall Street consensus median estimates for adjusted EBITDA, less stock-based compensation and excluding equity income (actuals reported in the following twelve months). 15.2x 15.7x 14.4x 14.8x 15.8x 16.0x 14.8x 14.6x 16.3x 17.1x 16.6x 17.9x 20.3x 22.7x 16.7x 17.6x 18.5x 15.6x 14.7x 12.6x 11.8x 17.1x 21.2x 24.4x Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 $268 $271 $304 $300 $283 $298 $302 $272 $279 $279 $270 $270 $269 $257 $307 $293 $298 $302 $304 $273 $233 $168 $137 $132 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Median: $276 Median: 16.2x

Confidential $24 $20 $16 $20 $26 $23 $41 $37 $0 $15 $30 $45 Normalized Trading Standalone Lunar 52-Week Trading Analyst Targets Lunar Valuation Summary Source: Public filings, Lunar Management, Bloomberg and Capital IQ. Note: Market data as of 6/21/16. Adjusted EBITDA estimates are post-SBC, excl. equity income. Fully diluted shares outstanding range from 153.0mm to 161.8mm varying with implied share price. (1) Valuation based on historical TEV / NTM Adjusted EBITDA (post-SBC, excl. equity income) trading multiples for Lunar and long-run forecast EBITDA of ~$250mm. Based on net debt of $788mm and investments in affiliates and minority interest of $884mm as of 3/31/16, as per Lunar Management. (2) Refer to page 17 for further details. (3) Valuation as of 12/31/16 for DCF analysis. Based on net debt of $812mm and investments in affiliates and minority interest of $884mm as of 12/31/16 as per Lunar Management. 18 Key Assumptions: 14.0x – 16.0x Normalized Adj. EBITDA (post- SBC, excl. equity income) of $250mm Current Share Price: $20.73 Discounted 1 year at Lunar’s cost of equity of 9.5% Normalized Trading(1) Discounted Cash Flow(3) Trading Range (For Informational Purposes Only) 8.0% - 9.0% WACC; 14.0x – 16.0x assumed terminal multiple on Adj. EBITDA (post-SBC, excl. equity income) of $236mm in FY2021

IV.Relative Valuation Confidential

Confidential 1.329x – 0.300x 0.600x 0.900x 1.200x 1.500x 1.800x Jun-14 Sep-14 Nov-14 Feb-15 May-15 Jul-15 Oct-15 Dec-15 Mar-16 Jun-16 Historical Exchange Ratio(1) Solar Class A / Lunar Share Price (For Informational Purposes Only) Source: Capital IQ and Bloomberg. Note: Market data as of 6/21/16. (1) Solar Class A share price divided by Lunar share price. (2) Exchange ratio for Solar Class A shares including value of cash. (3) Premium of offer exchange ratio of 1.547x for Solar Class A shares. More Favorable to Lunar Solar Solar A Offer Illustrative Exchange Ratio of 1.547x(2) (3) Weighted Avg. Offer Illustrative Exchange Ratio of 1.552x Implied Solar A Offer Exchange Ratio Premium 30-Trading Day Average 1.263x 22% 60-Trading Day Average 1.255x 23% 90-Trading Day Average 1.230x 26% 180-Trading Day Average 1.124x 38% 1-Year Average 1.108x 40% 2-Year Average 1.063x 46%

Confidential 0.583x 0.663x – 0.250x 0.500x 0.750x 1.000x Jun-14 Sep-14 Nov-14 Feb-15 May-15 Jul-15 Oct-15 Dec-15 Mar-16 Jun-16 Historical Exchange Ratio – Deal Premium Allocated(1) Solar Share Price / Lunar Share Price (For Informational Purposes Only) Source: Capital IQ and Bloomberg. Note: Market data as of 6/21/16. (1) $18.00 cash consideration and $14.06 stock consideration per Solar Class A share, a 56%/44% cash/stock mix. Cash consideration allocated pro rata to total offer price, based on Solar Class A current share price of $27.55, would imply $15.47 cash consideration per share. (2) Represents Solar Class A share price less allocated cash consideration of $15.47. (3) Premium of offer exchange ratio of 0.678x for Solar Class A shares. More Favorable to Lunar Offer Exchange Ratio of 0.678x for Class A share Implied Solar A Offer Exchange Ratio Premium 30-Trading Day Average 0.533x 27% 60-Trading Day Average 0.519x 31% 90-Trading Day Average 0.503x 35% 180-Trading Day Average 0.520x 30% 1-Year Average 0.560x 21% 2-Year Average 0.547x 24% (3) Weighted Avg. Offer Exchange Ratio of 0.776x Solar A Current Share Price $27.55 Cash Consideration Allocated (15.47) to Current Share Price(2) Solar A Stock Consideration per Share $12.08 Implied Adjusted Exchange Ratio 0.583x Implied Solar A Offer Exchange Ratio Premium(3) 30-Trading Day Average 0.533x 27% 60-Trading Day Average 0.519x 31% 90-Trading Day Average 0.503x 35% 180-Trading Day Average 0.520x 30% 1-Year Average 0.560x 21% 2-Year Average 0.547x 24%

Confidential 0.461x 0.553x – 0.250x 0.500x 0.750x 1.000x Jun-14 Sep-14 Nov-14 Feb-15 May-15 Jul-15 Oct-15 Dec-15 Mar-16 Jun-16 Historical Exchange Ratio – Premium Allocated Entirely to Share Consideration(1) Solar Share Price / Lunar Share Price (For Informational Purposes Only) Source: Capital IQ and Bloomberg. Note: Market data as of 6/21/16. (1) $18.00 cash consideration allocated entirely to Solar Class A share price. (2) Represents Solar Class A share price less allocated cash consideration of $18.00. More Favorable to Lunar Solar 22 Offer Exchange Ratio of 0.678x for Class A share Implied Solar A Exchange Ratio 30-Trading Day Average 0.413x 60-Trading Day Average 0.398x 90-Trading Day Average 0.383x 180-Trading Day Average 0.421x 1-Year Average 0.471x 2-Year Average 0.462x Weighted Avg. Offer Exchange Ratio of 0.776x Solar A Current Share Price $27.55 Full Cash Consideration (18.00) to Current Share Price(2) Solar A Stock Consideration per Share $9.55 Implied Adjusted Exchange Ratio 0.461x Implied Solar A Exchange Ratio 30-Trading Day Average 0.413x 60-Trading Day Average 0.398x 90-Trading Day Average 0.383x 180-Trading Day Average 0.421x 1-Year Average 0.471x 2-Year Average 0.462x

Confidential 0.276x 0.330x 0.504x 1.134x 1.352x 1.839x 0.411x 0.376x 0.494x 0.569x 0.731x 1.342x 1.561x 2.016x 0.861x 0.647x 0.000 0.500 1.000 1.500 2.000 CY 2016 CY 2017 CY2016 Standalone w/ Operating Savings w/ Operating & Financial Savings 52-Week Trading Analyst Targets Relative Valuation Summary(1) Source: Public filings, Lunar Management, Solar Management, Bloomberg and Capital IQ. The Solar Management projections were provided to us by Lunar Management. Note: Market data as of 6/21/16. (1) Valuation as of 6/21/16 for comparable companies, precedent transactions and normalized trading analysis. Valuation as of 12/31/16 for DCF analysis. Capital structure assumptions based on pages 13 and 18. (2) Includes the value of all savings in Solar valuation. 23 Trading Value (No Takeover Premium) Discounted Cash Flow Trading Range (For Informational Purposes Only) Key Assumptions: Solar Comparable Companies Valuation / Lunar Normalized Valuation Low/Low Valuation – High/High Valuation Current Weighted Avg. Exchange Ratio: 0.553x Weighted Avg. Exchange Ratio at Offer Price: 0.776x Low – High Low/Low Valuation – High/High Valuation Low/Low Valuation – High/High Valuation Solar Comparable Companies Valuation / Lunar Normalized Valuation Low/Low Valuation – High/High Valuation Precedent Transactions (Relative to Normalized Trading) Solar Precedent Transactions Valuation / Lunar Normalized Valuation Low/Low Valuation – High/High Valuation Low/Low Valuation – High/High Valuation (2) (2) Low/Low Valuation – High/High Valuation

Confidential V. Pro Forma Financial and Financing Considerations

Confidential 25 Pro Forma Financial Summary PROJECTED REVENUE (US$ mm) PROJECTED ADJ. EBITDA (PRE-SBC, INCL. EQUITY INCOME) (US$ mm) PROJECTED ADJ. EBITDA (POST-SBC, EXCL. EQUITY INCOME) (US$ mm) PROJECTED FREE CASH FLOW (US$ mm) Source: Lunar Management and Solar Management. Projections as provided by Lunar Management. Lunar Solar Synergies Transaction Adjustments 2,400 2,353 2,841 2,960 3,484 3,435 3,457 1,695 1,681 1,716 1,808 1,883 1,946 2,012 $4,094 $4,034 $4,556 $4,768 $5,367 $5,381 $5,469 FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E 385 162 251 263 348 364 363 532 434 499 560 618 638 661 52 52 $917 52 52 $596 $750 $876 $1,018 $1,054 $1,076 FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E 263 32 106 136 252 238 236 500 401 469 529 586 604 625 52 $763 52 52 52 $433 $575 $717 $890 $894 $913 FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E 262 70 93 115 152 243 262 139 235 236 323 319 322 335 50 153 173 210 177 $410 $315 $379 $591 $643 $775 $774 FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E

Confidential Sources and Uses 26 SOURCES AND USES (US$ mm) Sources Uses Equity Issued $1,393 Equity Consideration to Solar Shareholders $1,393 Total New Debt Raised 3,720 Cash Consideration to Solar Shareholders 1,592 Lunar April 2013 1.250% Convertible Notes 60 Refinance Solar Debt 931 Solar Cash at 12/31/16E 10 Refinance Lunar Debt 807 Lunar Cash at 12/31/16E 55 Lunar April 2013 1.250% Convertible Notes 60 Breakage 30 Fees and Expenses 187 Cash to Balance Sheet 238 Total $5,239 Total $5,239 Note: Assumes transaction closes 12/31/16.

Confidential

Lunar Financing Package Overview: $3,720mm of Funded Debt with $4,570mm of Total Commitments

		Lunar Final Proposal
RC	Size	> $1,000mm ($150mm of which may be drawn at closing)
RC	Pricing	> L+250 (1) / no floor / 50 bps upfront
RC	Pricing Flex	> 125 bps, Max 25 bps OID (on a four-year life)
RC	Tenor	> 5 years
RC	Financial Covenants	> Net first lien leverage covenant with initial 35% cushion to management plan, subject to two step downs on 3/31/18 (tbd) and 3/31/17 to 4.5x > Interest coverage covenant with a cushion to management plan, with no step-ups; cushion to be set at a level to be agreed
TLA	Amount	> $1,000mm
TLA	Pricing	> L + 250 bps(1) / no floor / 50 bps upfront
TLA	Pricing Flex	> 125 bps, Max 25 bps OID (on a four-year life)
TLA	Tenor	> 5 years
TLA	Call Protection	> None
TLA	Financial Covenants	> Same as revolver
TLB	Amount	> $1,900mm
TLB	Tenor	> 7 years
TLB	Call Protection	> 101 soft call for 6 months
TLB	Pricing	> L + 375 bps(2) / Libor Floor: 0.75% / OID: 99.00
TLB	Pricing Flex	> 175 bps , step ups of 1) 25 bps if Closing Date not within 4 months of signing and 2) 25 bps if corporate rating less than B1 / B+
TLB	Financial Covenants	> None
BRIDGE	Amount	> $150mm (unsecured funded bridge facility), $520mm (unsecured regular-way bridge facility)
BRIDGE	Tenor	> 8 years
BRIDGE	Call Protection	> None, / NC - 3
BRIDGE	Pricing	> Funded bridge facility: L+650 bps (no floor), no step ups / Unsecured regular-way bridge facility: 7.50% with step ups to bridge rate of 50 bps per quarter; 10% cap, 9.50% plus 25 bps after 4 / 7 mos and if rating below B1 / B+; 11.125% weighted average cap
	Structure Flex	> $250mm moved from TLA to TLB plus additional $250mm if ratings are below BB- / Ba3; weighted average flex only between TLB and unsecured bridge/bonds, with a maximum unsecured bond cap of 11.125%
	WAM	> 6.6 years
	WACD	> Base case: 4.79% > Flex: 6.61%; Structure Flex: 6.95%
	Total Financing Fees	> $69.2mm

(1) Subject to leverage-based grid with two step downs of 25bps, the first occurring if plan is met by end of 2016.
(2) With one leverage-based stepdown.

PJT Partners 27

Confidential

Pro Forma Capitalization Table

PRO FORMA CAPITALIZATION

(US$ mm)

	As of 12/31/16		Debt		Pro Forma
	Lunar	Solar	Retirement	Issue	12/31/16
Cash	$55	$10	($3,548)	$3,720	$238
Existing Debt[1]	867	994	(1,737)	1,737	1,860
New Debt Issued for Transaction			-	1,983	1,983
Total Debt	**$867**	**$994**			**$3,843**
PF CY2016A Adj. EBITDA (pre-SBC, incl. equity income)[2]	$392[3]	$490			$934
Gross Debt / PF CY2016A Adj. EBITDA (pre-SBC, incl. equity income)	2.2x	2.0x			4.1x
PF CY2017E Adj. EBITDA (pre-SBC, incl. equity income)[2]	$396[3]	$543			$991
Gross Debt / PF CY2017E Adj. EBITDA (pre-SBC, incl. equity income)	2.2x	1.8x			3.9x
PF CY2016A Adj. EBITDA (pre-SBC, incl. equity income)[2]	$207	$490			$749
Gross Debt / PF CY2016A Adj. EBITDA (pre-SBC, incl. equity income)	4.2x	2.0x			5.1x
PF CY2017E Adj. EBITDA (pre-SBC, incl. equity income)[2]	$239	$543			$834
Gross Debt / PF CY2017E Adj. EBITDA (pre-SBC, incl. equity income)	3.6x	1.8x			4.6x

Note: Assumes transaction closes 12/31/16.
(1) Includes $63mm of Solar capital leases.
(2) Adj. EBITDA (pre-SBC, incl. equity income) used for financing purposes. Pro forma Adj. EBITDA Includes $52mm of run-rate cost synergies.
(3) Based on normalized Lunar Adj. EBITDA (post-SBC, excl. equity income) of $250mm plus SBC and equity income. Refer to page 17 for further details.

PJT Partners 28

Confidential

Illustrative Incremental Value per Lunar Share

LUNAR SHARE PRICE SENSITIVITY

(US$ mm, except per share figures)

Illustrative Lunar Share Price		**$21**			**$25**			**$30**	
Per Share Adjustments:									
Plus: Solar Total Value[(1)]		17			17			17	
Less: Value of Equity Owned by Lunar[(2)]		(1)			(1)			(1)	
Less: Dilution from Issuance of New Shares[(3)]		(6)			(7)			(9)	
Less: Cash Considerations & Incremental Debt[(4)]		(12)			(12)			(12)	
Adj. EBITDA (post-SBC) Sensitivity	($100)	$0	$100	($100)	$0	$100	($100)	$0	$100
Assumed EBITDA Multiple	8.4x	8.4x	8.4x	8.4x	8.4x	8.4x	8.4x	8.4x	8.4x
Plus: Incremental Value per Share	($4)	$0	$4	($4)	$0	$4	($4)	$0	$4
Adj. EBITDA (post-SBC) - Solar FY17E EBITDA	$369	$469	$569	$369	$469	$569	$369	$469	$569
Multiple Re-rating 1.0x	1.0x	1.0x	1.0x	1.0x	1.0x	1.0x	1.0x	1.0x	1.0x
Plus: Incremental Value per Share	$2	$3	$4	$2	$3	$4	$2	$3	$4
Value of Operating Savings[(5)]	$340	$340	$340	$342	$342	$342	$345	$345	$345
Plus: Operating Savings	$2	$2	$2	$2	$2	$2	$2	$2	$2
Pro Forma Value per Lunar Share	**$20**	**$24**	**$29**	**$23**	**$28**	**$32**	**$27**	**$31**	**$36**
% Premium to Illustrative Lunar Share Price	*(3%)*	*18%*	*38%*	*(7%)*	*11%*	*28%*	*(10%)*	*4%*	*19%*
Value of Financial Savings[(5)]	723	735	742	727	739	746	733	745	752
Plus: Financial Savings	$5	$5	$5	$5	$5	$5	$5	$5	$5
Pro Forma Value per Lunar Share	**$25**	**$29**	**$34**	**$28**	**$32**	**$37**	**$32**	**$36**	**$40**
% Premium to Illustrative Lunar Share Price	*20%*	*41%*	*62%*	*12%*	*30%*	*47%*	*6%*	*20%*	*35%*
Memo: FDSO		*153.0*			*153.7*			*156.3*	

Source: Capital IQ, company filings, Lunar Management and Solar Management. Projections as provided by Lunar Management.
Note: Market data as of 6/21/16.
(1) Based on current Solar enterprise value as of 6/21/16 allocated by Lunar ownership in pro forma company.
(2) Based on current market value of Lunar's ownership in Solar Class A and Class B shares as of 6/21/16 allocated by Lunar ownership in pro forma company.
(3) Based on implied equity value of Lunar shares issued to Solar in the transaction allocated by Lunar ownership in pro forma company.
(4) Based on total cash consideration and incremental debt issued as a result of the transaction allocated by Lunar ownership in pro forma company.
(5) Refer to page 39 for further details.

PJT Partners 29

VI.Appendix Confidential

Confidential Pro Forma Shareholder Ownership Source: Company filings, Capital IQ and Bloomberg. Note: Market data as of 6/21/16. (1) Malone / Liberty / Discovery / Maffei ownership. Excludes dilutive securities owned by the group. 31 (Figures in millions) Pro Forma Ownership Basic Fully-Diluted Shareholder Voting Economic Voting Economic MHR Fund Management 19.3% 14.1% 18.6% 13.2% Capital Research and Management 10.6% 7.8% 10.3% 7.2% Fidelity 5.4% 7.9% 5.2% 7.4% Vanguard 4.7% 5.3% 4.6% 4.9% Malone Ph.D., John C. (Lunar and Solar Director) 7.7% 5.7% 7.4% 5.3% Naya Capital Management 3.5% 2.5% 3.4% 2.4% Discovery 3.2% 2.3% 3.1% 2.2% Liberty Global 3.2% 2.3% 3.1% 2.2% Kornitzer Capital Management 2.8% 2.1% 2.7% 1.9% Fairpointe Capital 2.8% 2.1% 2.7% 1.9% ClearBridge Investments - 2.0% - 1.9% Horizon Kinetics - 1.8% - 1.7% Jana Partners - 1.7% - 1.6% BlackRock, Inc. - 1.0% - 0.9% Citadel - 0.7% - 0.7% Maffei, Gregory (Solar Chairman) - 0.6% - 0.5% Robert Bennett 0.5% 0.4% 0.5% 0.4% Remaining Shareholders 36.1% 39.8% 34.9% 37.2% M / L / D / M / B- PF Ownership(1) 14.7% 11.3% 14.1% 10.5% Total Common Shares Outstanding 100.0% 100.0% 96.5% 93.3% Dilutive Shares Outstanding 3.5% 6.6% Fully-Diluted Shares Outstanding 100.0% 100.0%

Confidential 32 Overview of Solar Financial Forecast Source: Solar Management projections as provided by Lunar Management. (US$ mm) FY Ended March 31, FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E Solar Networks 1,322 1,330 1,420 1,504 1,579 1,642 1,707 Solar Distribution 344 337 300 311 311 311 311 Solar Animation 30 17 – – – – – Elimination (1) (3) (5) (7) (7) (7) (7) Revenue $1,695 $1,681 $1,716 $1,808 $1,883 $1,946 $2,012 Adjusted EBITDA (Pre-SBC) $532 $434 $499 $560 $618 $638 $661 % Margin 31% 26% 29% 31% 33% 33% 33% Stock-based Compensation (31) (33) (30) (31) (32) (34) (35) Adjusted EBITDA (Post-SBC) $500 $401 $469 $529 $586 $604 $625 % Margin 30% 24% 27% 29% 31% 31% 31% Unlevered Pre-Tax Free Cash Flow $319 $391 $417 $530 $546 $556 $575 Less: Cash Interest (46) (47) (44) (42) (42) (42) (42) Less: Cash Taxes (134) (110) (138) (166) (186) (192) (199) Free Cash Flow $139 $235 $236 $323 $319 $322 $335

Confidential Solar Networks Revenue By Distributor (US$ mm) Contract CY2013A CY 2014A CY 2015A CY 2016E CY 2017E Expiration Revenue Revenue % Change Revenue % Change Revenue % Change Revenue % Change Commentary Traditional affiliate AT&T [*] DIRECTV [*] Total DTV/AT&T [*] Cablevision [*] Charter [*] Comcast [*] Cox [*] DISH[*] Mediacom [*] NCTC [*] Suddenlink [*] Time Warner [*] Verizon [*] All other [*] Total traditional affiliate [*] OTT Amazon [*] Dish Sling TV [*] Hulu [*] Other OTT [*] Cannibalization [*] Total OTT [*] Other [*] Total networks revenue [*] Source: Solar Management projections as provided by Lunar Management. (1) [*] (2) [*] (3) [*] (4) [*] 33

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Confidential

Analysis of Selected Pay TV and OTT Competitors

Network		Avg. Subscribers (mm) 2015A	Avg. Subscribers (mm) 2016E	Avg. Subscribers (mm) 2017E	Est. Penetration 2015A	Est. Penetration 2016E	Est. Penetration 2017E	Avg. Monthly Revenue / Subscriber 2015A	Avg. Monthly Revenue / Subscriber 2016E	Avg. Monthly Revenue / Subscriber 2017E	Est. Revenue (US$ mm) 2015A	Est. Revenue (US$ mm) 2016E	Est. Revenue (US$ mm) 2017E
HBO	**HBO Family**												
	HBO Pay TV Revenue Generating Units	24.6	25.3	26.4	25%	25%	27%	$12.00	$12.18	$12.36	$3,541	$3,695	$3,921
	HBO Pay TV Non-Revenue Generating Units	5.7	5.5	4.5	6%	5%	5%	-	-	-	-	-	-
	Total HBO	30.3	30.7	30.9				9.73	10.02	10.58	3,541	3,695	3,921
HBO NOW	**HBO NOW (OTT)**	0.3	1.15	1.85				9.75	10.08	10.65	41	161	263
CINEMAX	CINEMAX Pay TV Revenue Generating Units	13.0	13.4	14.0	13%	14%	15%	4.14	4.21	4.27	648	676	718
	CINEMAX Pay TV Non-Revenue Generating Units	3.0	2.9	2.4	3%	3%	2%	-	-	-	-	-	-
	Total CINEMAX	16.1	16.3	16.4				3.36	3.46	3.65	648	676	718
	Total HBO	46.7	48.2	49.1				$7.55	$7.84	$8.32	$4,230	$4,532	$4,902
SHOWTIME NETWORKS / THE MOVIE CHANNEL	**Showtime Family**												
	Showtime	23.8	24.3	24.6	25%	24%	26%	$4.85	$4.95	$5.15	$1,386	$1,427	$1,512
	The Movie Channel	21.6	21.7	21.7	22%	22%	23%	0.54	0.55	0.55	141	142	144
	FLIX	31.6	31.7	31.7	33%	32%	33%	0.38	0.38	0.39	144	145	147
	Total Showtime	77.0	77.7	78.1				$1.81	$1.84	$1.92	$1,671	$1,715	$1,803
NETFLIX	**Netflix**												
	Domestic	43.4	43.4	43.4	45%	44%	45%	$8.50	$9.22	$10.00	$4,180	$5,120	$6,054
	International	27.4	40.0	50.2				7.48	7.67	7.88	1,953	3,138	4,266
	Total Netflix	70.8	83.4	93.6				$7.22	$8.25	$9.19	$6,134	$8,257	$10,320
	Solar Subscribers	**23.6**	**25.0**	**25.2**	**24%**	**25%**	**26%**						
	Europa Subscribers	**32.2**	**32.1**	**32.1**	**36%**	**34%**	**35%**						
	Total Subscribers	**55.8**	**57.1**	**57.3**				**$1.98**	**$2.03**	**$2.16**	**$1,325**	**$1,389**	**$1,484**
	Total U.S. Pay TV Households	**96.7**	**99.2**	**96.2**									

Source: Morgan Stanley Equity Research and Solar Management projections as provided by Lunar Management.

PJT Partners 34

Confidential 35 Subscribers by Distributor SOLAR EUROPA Source: Solar Management. Calendar Year 2013A 2014A 2015A 2016E 2017E Traditional Affiliate AT&T [*] [*] [*] [*] [*] DIRECTV [*] [*] [*] [*] [*] Total DTV/AT&T [*] [*] [*] [*] [*] Cablevision [*] [*] [*] [*] [*] Charter [*] [*] [*] [*] [*] Comcast [*] [*] [*] [*] [*] Cox [*] [*] [*] [*] [*] DISH [*] [*] [*] [*] [*] Mediacom [*] [*] [*] [*] [*] NCTC [*] [*] [*] [*] [*] Suddenlink [*] [*] [*] [*] [*] Time Warner [*] [*] [*] [*] [*] Verizon [*] [*] [*] [*] [*] All Other [*] [*] [*] [*] [*] OTT Cannibalization [*] Traditional Affiliate Starz Subs Annual Growth OTT Amazon [*] [*] [*] [*] [*] Dish Sling TV [*] [*] [*] [*] [*] Hulu [*] [*] [*] [*] [*] Other OTT [*] [*] [*] [*] [*] OTT Starz Subs Annual Growth Total Starz Subscribers Annual Growth Calendar Year 2013A 2014A 2015A 2016E 2017E Traditional Affiliate AT&T [*] [*] [*] [*] [*] DIRECTV [*] [*] [*] [*] [*] Total DTV/AT&T [*] [*] [*] [*] [*] Cablevision [*] [*] [*] [*] [*] Charter [*] [*] [*] [*] [*] Comcast [*] [*] [*] [*] [*] Cox [*] [*] [*] [*] [*] DISH [*] [*] [*] [*] [*] Mediacom [*] [*] [*] [*] [*] NCTC [*] [*] [*] [*] [*] Suddenlink [*] [*] [*] [*] [*] Time Warner [*] [*] [*] [*] [*] Verizon [*] [*] [*] [*] [*] All Other [*] [*] [*] [*] [*] OTT Cannibalization [*] [*] [*] Traditional Affiliate Starz Subs Annual Growth OTT Amazon [*] [*] [*] [*] [*] Dish Sling TV [*] [*] [*] [*] [*] Hulu [*] [*] [*] [*] [*] Other OTT [*] [*] [*] [*] [*] OTT Starz Subs Annual Growth Total Starz Subscribers Annual Growth [*] [*] [*] [*] [*] [*] 2 2.1 1 .0 2 3.1 0 .9 2 3.6 0.5 3 4.9 3 3.8 3 2.2 0 .1 (1.1) (1.6) 25.0 1.4 25.2 0.3 32.8 0.6 33.2 0.4 1.0 22.1 23.1 23.6 24.3 24.1 0.9 0.5 0.7 (0.2) 34.9 0.1 33.8 (1.1) (1.6) 32.2 32.1 (0.1) 32.1 – – – – 0.7 1.1 – – – 0.7 0.5 – – – – – – 0.7 0.7 1.1 0.5

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Confidential Market Penetration By Distributor SOLAR EUROPA Calendar Year Calendar Year 2013A 2014A 2015A 2016E 2017E 2013A 2014A 2015A 2016E 2017E AT&T [*] [*] [*] [*] [*] AT&T [*] [*] [*] [*] [*] DIRECTV [*] [*] [*] [*] [*] DIRECTV [*] [*] [*] [*] [*] Total DTV/AT&T [*] [*] [*] [*] [*] Total DTV/AT&T [*] [*] [*] [*] [*] Cablevision [*] [*] [*] [*] [*] Cablevision [*] [*] [*] [*] [*] Charter [*] [*] [*] [*] [*] Charter [*] [*] [*] [*] [*] Comcast [*] [*] [*] [*] [*] Comcast [*] [*] [*] [*] [*] Cox [*] [*] [*] [*] [*] Cox [*] [*] [*] [*] [*] DISH [*] [*] [*] [*] [*] DISH [*] [*] [*] [*] [*] Mediacom [*] [*] [*] [*] [*] Mediacom [*] [*] [*] [*] [*] NCTC [*] [*] [*] [*] [*] NCTC [*] [*] [*] [*] [*] Suddenlink [*] [*] [*] [*] [*] Suddenlink [*] [*] [*] [*] [*] Time Warner [*] [*] [*] [*] [*] Time Warner [*] [*] [*] [*] [*] Verizon [*] [*] [*] [*] [*] Verizon [*] [*] [*] [*] [*] All Other [*] [*] [*] [*] [*] All Other [*] [*] [*] [*] [*] Total Traditional Affiliate [*] [*] [*] [*] [*] Total Traditional Affiliate 1,298 1,312 1% 1,325 1% Source: Solar Management. 36

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Confidential DCF Valuation of Solar (US$ mm) CASH FLOW BUILD VALUATION SUMMARY Fiscal Year Ending March 31 Q4 2017E 2018E 2019E 2020E 2021E Normal. Valuation Summary Revenue $447 $1,808 $1,883 $1,946 $2,012 $2,012 WACC 7.5% Adj. EBITDA (Post-SBC) $128 $529 $586 $604 $625 $625 Terminal EBITDA $625 % Margin 29% 29% 31% 31% 31% 31% Terminal Multiple 9.25x Terminal Value $5,784 Less: Capex (2) (51) (15) (20) (21) (21) Implied Perpetuity Growth Rate 1.4% Less: Unlevered Cash Taxes(1) (40) (180) (200) (206) (213) (213) PV of Unlevered Cash Flows $1,169 Less: Cash Spend on Programming in Excess of Amort. 4 49 (8) (11) (12) PV of Terminal Value 4,254 Less: Change in NWC & Other (7) (28) (49) (51) (53) (53) Unlevered FCF $83 $319 $314 $315 $326 $339 Terminal Value as % TEV 78.4% Implied Enterprise Value $5,422 Stub Factor 1.00 1.00 1.00 1.00 1.00 1.00 Discount Factor(2) 0.991 0.947 0.881 0.820 0.762 0.735 PV of UFCF $83 $302 $277 $258 $249 IMPLIED PRICE PER SHARE IMPLIED PERPETUITY GROWTH RATE Implied Value per Share Implied Perpetuity Growth Rate WACC (%) WACC (%) 7.00% 7.25% 7.50% 7.75% 8.00% 7.00% 7.25% 7.50% 7.75% 8.00% 8.50x $40 $40 $39 $39 $38 8.50x 0.4% 0.6% 0.8% 1.1% 1.3% 8.88x 42 41 41 40 40 8.88x 0.6% 0.9% 1.1% 1.3% 1.6% Multiple 9.25x 43 43 42 42 41 Multiple 9.25x 0.9% 1.1% 1.4% 1.6% 1.8% Terminal Value 9.63x 45 44 44 43 43 Terminal Value 9.63x 1.1% 1.3% 1.6% 1.8% 2.0% 10.00x 46 46 45 45 44 10.00x 1.3% 1.6% 1.8% 2.0% 2.2% Source: Solar Management projections as provided by Lunar Management. (1) Cash taxes estimated based on levered cash taxes adjusted for impact of leverage. (2) Based on discount rate of 7.5%. 37 23.6 32.2 55.8  96.7 99.2 96.2 $1.98 $1,325

Confidential Solar DCF Value Sensitivity IMPLIED VALUE PER SHARE EBITDA Implied FY2017E DCF Value per Share at 7.5% Discount Rate Sensitivity(1) Adj. EBITDA (post-SBC) 8.50x Terminal Multiple 9.25x Terminal Multiple 10.00x Terminal Multiple $150 $619 $53 $57 $61 125 594 50 54 57 100 569 48 51 55 75 544 46 49 52 50 519 43 47 50 25 494 41 44 48 469 39 42 45 (25) 444 37 40 43 (50) 419 35 38 40 (75) 394 33 35 38 (100) 369 30 33 36 (125) 344 28 31 33 (150) 319 26 28 31 Source: Solar Management projections as provided by Lunar Management. (1) Illustrative annual increase or decrease in Solar Adjusted EBITDA. 38

DCF Valuation of Combined Synergies (US$ mm) CASH FLOW BUILD Fiscal Year Ending March 31 2017E 2018E 2019E 2020E 2021E Normal. Operating Savings $52 $52 $52 $52 $52 Integration Costs (5) (20) Less: Unlevered Cash Taxes(1) (8) Unlevered FCF ($5) $32 $52 $52 $52 $44 Discount Factor(2) 0.991 0.947 0.881 0.820 0.762 0.735 PV of Operating Savings ($5) $31 $46 $43 $40 $33 Fiscal Year Ending March 31 2017E 2018E 2019E 2020E 2021E Normal. Financial Savings $39 $161 $181 $187 $115 $60 Stub Factor 1.00 1.00 1.00 1.00 1.00 Discount Factor(3) 0.989 0.937 0.860 0.789 0.724 0.535 PV of Financial Savings $38 $151 $155 $147 $83 Confidential SYNERGIES VALUATION SUMMARY Operating Savings WACC 7.5% Terminal EBITDA $52 Terminal Multiple 9.25x Terminal Value $484 PV of Unlevered Cash Flows $154 PV of Terminal Value 356 Total Operating Savings $510 Financial Savings Cost of Equity 9.0% PV of Unlevered Cash Flows $743 PV of Terminal Value (No Growth) $360 Value of Operating Savings $510 Value of Financial Savings 1,103 Total Value $1,613 IMPLIED TOTAL VALUE IMPLIED VALUE PER SHARE Implied Total Value Implied Value per Share WACC (%) WACC (%) 7.00% 7.25% 7.50% 7.75% 8.00% 7.00% 7.25% 7.50% 7.75% 8.00% 8.50x $1,636 $1,610 $1,584 $1,560 $1,537 8.50x $15 $15 $15 $15 $14 8.88x 1,651 1,624 1,599 1,574 1,551 8.88x 15 15 15 15 14 Multiple 9.25x 1,666 1,639 1,613 1,589 1,565 Multiple 9.25x 16 15 15 15 15 Terminal Value 9.63x 1,681 1,654 1,628 1,603 1,579 Terminal Value 9.63x 16 15 15 15 15 10.00x 1,695 1,668 1,642 1,617 1,593 10.00x 16 16 15 15 15 Source: Lunar Management estimates. (1) Cash taxes estimated based on levered cash taxes adjusted for impact of leverage. (2) Based on discount rate of 7.5%. (3) Based on discount rate of 9.0%. 39

Confidential Overview of Lunar Financial Forecast (US$ mm) FY Ended March 31, FY 3/15A FY 3/16A FY 3/17E FY 3/18E FY 3/19E FY 3/20E FY 3/21E Motion Picture 1,820 1,677 1,874 1,913 2,404 2,299 2,314 Television Production 579 670 979 1,094 1,188 1,136 1,144 Revenue Adjustment 6 (12) (47) (108) Revenue (Adjusted) $2,400 $2,353 $2,841 $2,960 $3,484 $3,435 $3,457 Adjusted EBITDA (Pre-SBC, Incl. Equity Income) $385 $162 $251 $263 $348 $364 $363 % Margin 16% 7% 9% 9% 10% 11% 11% Stock-based Compensation (80) (78) (86) (85) (49) (51) (52) Equity Income (42) (51) (59) (43) (47) (75) (75) Adjusted EBITDA (Post-SBC, Excl. Equity Income) $263 $32 $106 $136 $252 $238 $236 % Margin 11% 1% 4% 5% 7% 7% 7% Unlevered Pre-Tax Free Cash Flow $313 $126 $155 $172 $202 $292 $312 Less: Cash Interest (36) (45) (50) (46) (35) (35) (35) Less: Cash Taxes (15) (10) (12) (11) (14) (14) (14) Free Cash Flow $262 $70 $93 $115 $152 $243 $262 Source: Lunar Management. 40

DCF Valuation of Lunar (US$ mm) CASH FLOW BUILD Fiscal Year Ending March 31 Q4 2017E 2018E 2019E 2020E 2021E Normal. Revenue (Adjusted) $849 $2,960 $3,484 $3,435 $3,457 $3,457 Adj. EBITDA (Post-SBC, Excl. Equity Income) $69 $136 $252 $238 $236 $236 % Margin 8% 5% 7% 7% 7% 7% Less: Capex (2) (7) (7) (10) (10) (10) Less: Unlevered Cash Taxes(1) (3) (11) (14) (14) (14) (34) Less: Cash Spend on Programming in Excess of Amort. 63 51 (34) 14 14 Less: Change in NWC & Other 5 (91) (58) 20 20 Unlevered FCF $133 $76 $138 $227 $245 $212 Stub Factor 1.00 1.00 1.00 1.00 1.00 1.00 Discount Factor(2) 0.990 0.941 0.867 0.799 0.736 0.707 PV of UFCF $132 $72 $120 $181 $181 Confidential VALUATION SUMMARY Valuation Summary WACC 8.5% Terminal EBITDA $236 Terminal Multiple 15.0x Terminal Value $3,536 Implied Perpetuity Growth Rate 2.1% PV of Unlevered Cash Flows $685 PV of Terminal Value 2,500 Terminal Value as % TEV 78.5% Implied Enterprise Value $3,185 IMPLIED PRICE PER SHARE IMPLIED PERPETUITY GROWTH RATE Implied Value per Share Implied Perpetuity Growth Rate WACC (%) WACC (%) 8.00% 8.25% 8.50% 8.75% 9.00% 8.00% 8.25% 8.50% 8.75% 9.00% 14.0x $21 $20 $20 $20 $20 14.0x 1.2% 1.5% 1.7% 1.9% 2.2% 14.5x 21 21 21 21 20 14.5x 1.5% 1.7% 1.9% 2.1% 2.4% Multiple 15.0x 22 21 21 21 21 Multiple 15.0x 1.7% 1.9% 2.1% 2.4% 2.6% Terminal Value 15.5x 22 22 22 22 21 Terminal Value 15.5x 1.9% 2.1% 2.3% 2.5% 2.8% 16.0x 23 23 22 22 22 16.0x 2.0% 2.3% 2.5% 2.7% 3.0% Source: Lunar Management. (1) Cash taxes estimated based on levered cash taxes adjusted for impact of leverage. (2) Based on discount rate of 8.5%. 41

Confidential

Pro Forma Financial Projections of the Combined Company

(US$ mm)

	FY Ended March 31,			
	PF 2018	PF 2019	PF 2020	PF 2021
Revenue	$4,768	$5,367	$5,381	$5,469
% Growth				
Adj. EBITDA (pre-SBC, incl. equity income)[(1)]	**$876**	**$1,018**	**$1,054**	**$1,076**
% Margin	*18%*	*19%*	*20%*	*20%*
Plus: Film and Television Amortization	1,509	1,784	1,712	1,722
Less: Cash Investment in Films and Television	(1,757)	(2,086)	(1,966)	(1,976)
Plus: Program Rights Payments	(276)	(394)	(410)	(437)
Less: Amortization of Program Rights Payments	624	653	666	692
Less: Net Change in Working Capital	(78)	(95)	(47)	(29)
Less: Capital Expenditure	(27)	(22)	(30)	(31)
Less: Other Adjustments	(104)	(60)	(79)	(79)
Plus: Interest Income from Intercompany Loan	214	214	214	214
Less: Net Interest Expense	(373)	(352)	(320)	(281)
Less: Tax Payments	(16)	(19)	(19)	(99)
Free Cash Flow	**$591**	**$643**	**$775**	**$774**
Secured Debt Outstanding	$2,124	$1,481	$706	$63
Unsecured Debt Outstanding	730	670	670	539
Total Debt Outstanding	**$2,854**	**$2,151**	**$1,376**	**$602**
Net Debt Outstanding	2,804	2,101	1,326	552
Cash Balance	$50	$50	$50	$50
Secured Debt / Adj. EBITDA	2.4x	1.5x	0.7x	0.1x
Total Debt / Adj. EBITDA	3.3x	2.1x	1.3x	0.6x
Net Debt / Adj. EBITDA	3.2x	2.1x	1.3x	0.5x
Secured Debt % Paid Down	30%	51%	77%	98%
Total Debt % Paid Down	25%	44%	64%	84%
Free Cash Flow as % of Total Debt	21%	30%	56%	129%
Free Cash Flow as % of Net Debt	21%	31%	58%	140%
Interest Coverage Ratio	5.5x	7.4x	10.0x	16.1x
Fixed Charge Ratio	5.3x	7.3x	9.7x	15.6x

Source: Lunar Management and Solar Management. Projections as provided by Lunar Management.
(1) Includes synergies.

PJT Partners 42

Confidential

Solar WACC Analysis

Assumptions	
Risk Free Rate[(1)]	2.02%
Equity Risk Premium[(2)]	6.03%
Size Premium[(3)]	1.49%
Unlevered Beta[(4)]	0.746
Cost of Debt (Pre-Tax)	4.2%
Debt / Equity[(5)]	39.5%
Debt / Total Cap	28.3%
Tax Rate	32.4%

Cost of Equity Calculation	
Risk Free Rate	2.02%
Equity Risk Premium	6.03%
Levered Beta	0.945
Size Premium	1.49%
Country Risk Premium	0.00%
Cost of Equity	**9.21%**

Levered Beta Calculation	
Unlevered Beta	0.746
Debt / Equity	39.5%
Levered Beta	**0.945**

WACC Calculation	
Cost of Equity	9.21%
After-Tax Cost of Debt	2.82%
WACC	**7.40%**

Debt / Total Cap	Debt / Equity	Equity / Total Cap	Unlevered Beta	Levered Beta	Size Premium	Cost of Equity	PT Cost of Debt	AT Cost of Debt	WACC
10%	11%	90%	0.75	0.80	1.49%	8.3%	4.2%	2.8%	7.8%
15%	18%	85%	0.75	0.83	1.49%	8.5%	4.2%	2.8%	7.7%
20%	25%	80%	0.75	0.87	1.49%	8.8%	4.2%	2.8%	7.6%
25%	33%	75%	0.75	0.91	1.49%	9.0%	4.2%	2.8%	7.5%
30%	43%	70%	0.75	0.96	1.49%	9.3%	4.2%	2.8%	7.4%
35%	54%	65%	0.75	1.02	1.49%	9.6%	4.2%	2.8%	7.3%
40%	67%	60%	0.75	1.08	1.49%	10.0%	4.2%	2.8%	7.1%

Source: Capital IQ, Bloomberg.
(1) 20-year treasury yield as of 6/21/16.
(2) 2016 Duff & Phelps Valuation Handbook.
(3) 2016 Duff & Phelps Valuation Handbook. Size premium for companies with market capitalizations between $2.1bn and $3.2bn.
(4) Based on median of 2-year weekly adjusted beta for Solar. 2-year weekly adjusted beta used given Solar spin-off in 2013.
(5) Equity includes adjustment for minority interest.

PJT Partners 43

Confidential

Lunar WACC Analysis

Assumptions	
Risk Free Rate[(1)]	2.02%
Equity Risk Premium[(2)]	6.03%
Size Premium[(3)]	0.99%
Unlevered Beta[(4)]	0.908
Cost of Debt (Pre-Tax)	3.9%
Debt / Equity[(5)]	23.8%
Debt / Total Cap	19.2%
Tax Rate	15.0%

Cost of Equity Calculation	
Risk Free Rate	2.02%
Equity Risk Premium	6.03%
Levered Beta	1.092
Size Premium	0.99%
Country Risk Premium	0.00%
Cost of Equity	**9.59%**

Levered Beta Calculation	
Unlevered Beta	0.908
Debt / Equity	23.8%
Levered Beta	**1.092**

WACC Calculation	
Cost of Equity	9.59%
After-Tax Cost of Debt	3.29%
WACC	**8.38%**

Debt / Total Cap	Debt / Equity	Equity / Total Cap	Unlevered Beta	Levered Beta	Size Premium	Cost of Equity	PT Cost of Debt	AT Cost of Debt	WACC
10%	11%	90%	0.91	0.99	0.99%	9.0%	3.9%	3.3%	8.4%
15%	18%	85%	0.91	1.04	0.99%	9.3%	3.9%	3.3%	8.4%
20%	25%	80%	0.91	1.10	0.99%	9.6%	3.9%	3.3%	8.4%
25%	33%	75%	0.91	1.17	0.99%	10.0%	3.9%	3.3%	8.4%
30%	43%	70%	0.91	1.24	0.99%	10.5%	3.9%	3.3%	8.3%
35%	54%	65%	0.91	1.32	0.99%	11.0%	3.9%	3.3%	8.3%
40%	67%	60%	0.91	1.42	0.99%	11.6%	3.9%	3.3%	8.3%

Source: Capital IQ, Bloomberg.
(1) 20-year treasury yield as of 6/21/16.
(2) 2016 Duff & Phelps Valuation Handbook.
(3) 2016 Duff & Phelps Valuation Handbook. Size premium for companies with market capitalizations between $3.2bn and $5.2bn.
(4) Based on median of 5-year monthly adjusted beta for Lunar.
(5) Equity includes adjustment for minority interest.

PJT Partners 44

Confidential Summary of Lunar s Equity Investments (US$ mm) Description Ownership <_> Equity investments (Ownership) NextPoint, Inc. ( Break Media ) - Defy Media Group Break Media, a multiplatform digital media company focused on male-targeted content creation and 16% <_> distribution. In October 2013, Break Media merged with Alloy Digital to create DEFY Media Roadside Attractions, LLC ( Roadside ) An independent theatrical distribution company, relasing films such as Mr. Holmes, Love & Mercy, A Most 43% [*] Wanted Man, Dear White People, The Skeleton Twins, All Is Lost, Mud, Winter s Bone, The Cove, Arbitrage, Margin Call and Super Size Me Studio 3 Partners, LLC ( EPIX ) A JV with Viacom, its Paramount Pictures unit and MGM. A premium network that delivers recent movie 31% [*] releases, film franchises, original series, documentaries, comedy and music events on television, on demand, online and on devices Starz LLC Subscription video programming on domestic U.S. pay television networks (Starz Networks) and global 5% / [*] content distribution (Starz Distribution) 15% Voting Celestial Tiger Entertainment A JV with Saban Capital Group, Celestial is a diversified media company based in Hong Kong that operates 16% [*] pay television entertainment channels in Asia and oversees Lunar's distribution rights in Greater China and Southeast Asia POP (TV Guide Network) A JV with CBS, combines a broadcast network and firstrun syndication series (Entertainment Tonight, The 50% [*] Insider) the studio that produces and distributes the blockbuster Hunger Games, Twilight and Divergent franchises and produces TV series as Mad Men and Orange is the New Black Pantelion films A JV with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English 49% [*] and Spanish language feature films that target Hispanic moviegoers in the U.S. Atom Tickets A theatrical movie discovery service through an Android and iOS app designed used to prepurchase 20% [*] tickets and concessions Tribeca Short list Streaming Video On Demand ("SVOD") service with Tribeca Enterprises, a diversified global media company 75% [*] which owns and operates the Tribeca Film Festival Next Games Mobile games developer founded in 2013 and headquartered in Helsinki, Finland NA [*] Telltale Games An independent developer and publisher of games for interactive platforms from home consoles and PC to NA [*] mobile and tablet devices, particularly in the episodic delivery of digital gaming content Total Equity Investments $[*] Source: Lunar Management. 45

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Confidential Solar Broker Estimates TARGET BROKER DATE PRICE MULTIPLE METHODOLOGY/COMMENTARY > Price catalysts include original programming, positive video net adds, and M&A Macquarie 5/01/16 $28.00 6.8x 17E EBITDA > Increase from previous target of $27.00 due to subscriber ramp and programming cost stabilization > $43/share in stand-alone value, derived from DCF assuming 8.1% WACC Deutsche Bank 4/29/16 $47.00 N/A > $4 per share in value for estimated synergies in a hypothetical deal with LGF Morgan Stanley 4/29/16 $27.00 10.5x 2020E FCF/shr > Discounted back to 16 at 10% cost of equity 8.5x 16E OIBDA of > Due to the scarcity value of a premium network with the growth opportunity FBN 4/29/16 $35.38 $509mm Starz has, we can argue the equity is worth a solid double digit multiple Pivotal Research 8.5x 16E EBITDA of 4/29/16 $32.00 > N/A Group $486mm Evercore ISI 4/29/16 $33.00 N/A > Target based on DCF valuation, which excludes a possible sale transaction Goldman Sachs 4/29/16 $30.00 N/A > N/A FBR 4/29/16 $26.00 N/A > N/A Drexel Hamilton 4/29/16 $27.50 N/A > N/A Source: Company Filings, Bloomberg, Wall Street Research, Thomson One and CapitalIQ. 46

Confidential

Lunar Broker Estimates

BROKER	DATE	TARGET PRICE	MULTIPLE	METHODOLOGY/COMMENTARY
RBC Capital Markets	6/10/16	$23.00	14.4x CY2016E /CY2017E EBITDA	> "The next leg in valuation will likely come from key movies doing well (or not) as we think investors have taken a 'show me' approach to the slate." > "While nothing was said on the Starz front, we've updated our forecast and think a deal could be highly accretive to LGF Adj. EPS on debt/equity financing of 40%/60%."
Pacific Crest Securities	6/7/16	$27.00	N/A	> N/A
Piper Jaffray	6/7/16	$30.00	N/A	> 5-year DCF, 9.0x term EBITDA multiple and 7.2% WACC
Argus Research	6/6/16	$34.00	N/A	> N/A
Barrington Research	6/6/16	$27.00	15x FY2017E EBITDA	> "The variety of potential contributors to continuing growth is sufficiently impressive and largely visible, along with management's demonstrated risk mitigation skills, that we are encouraged as to the ability of Lionsgate's management to sustain its momentum, albeit unevenly..."
FBR Capital Markets	6/5/16	$23.00	N/A	> N/A
Evercore ISI	6/5/16	$32.00	N/A	> N/A
Bernstein	6/3/16	$34.00	N/A	> N/A
Cowen	6/2/16	$22.00	N/A	> N/A
B Riley & Co	5/31/16	$30.00	N/A	> N/A

Source: Company Filings, Bloomberg, Wall Street Research, Thomson One and CapitalIQ.

PJT Partners 47

Confidential

Lunar Broker Estimates (Cont'd)

BROKER	DATE	TARGET PRICE	MULTIPLE	METHODOLOGY/COMMENTARY
Macquarie	5/30/16	$27.00	13x FY2018E EBITDA	> "Lionsgate is now one of few remaining independent studios and its strategic value will likely continue to rise"
Goldman Sachs	5/27/16	$24.00	N/A	> N/A
Jefferies	5/27/16	$29.00	18x FY2018E EBITDA	> "We believe our multiple factors in the uncertainty around film contribution, but gives LGF a premium valuation to the group given the scarcity of platform agnostic content cos."
Wunderlich Securities	5/27/16	$32.00	N/A	> DCF, 11.2% WACC and 3.25% PGR
Topeka Capital Markets	5/27/16	$40.00	N/A	> N/A
J.P. Morgan	5/26/16	$26.00	25x FY2018E EPS	> "We continue to favor Lionsgate longer-term as a pure-play content provider that we believe sits in a unique position in the media ecosystem as the last independent studio of notable size."

Source: Company Filings, Bloomberg, Wall Street Research, Thomson One and CapitalIQ.

PJT Partners 48

Confidential

Analyst Perspectives on HBO and Showtime

EQUITY RESEARCH BENCHMARKING – HBO & SHOWTIME

			Revenue			Revenue Growth			EBITDA			EBITDA Margin			Multiple		
	Date	NAV	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E
HBO																	
Wedbush	5/25/2016	$16,522	$6,075	-	-	8.2%	-	-	$1,816	$1,951	-	32.3%	32.1%	-	9.1x	8.5x	-
Nomura	5/5/2016	29,349	5,990	6,544	-	6.7%	9.3%	-	2,174	2,555	-	38.7%	42.7%	-	13.5x	12.5x	-
MKM	5/5/2016	-	5,928	6,370	6,873	5.6%	7.5%	7.9%	2,145	2,315	2,537	38.2%	39.1%	39.8%	-	-	-
Cowen	5/5/2016	-	5,934	6,263	6,580	5.7%	5.5%	5.1%	2,140	2,297	2,449	38.1%	38.7%	39.1%	-	-	-
Wunderlich	5/5/2016	26,375	5,951	6,410	6,906	6.0%	7.7%	7.7%	2,105	2,326	2,577	37.5%	39.1%	40.2%	12.5x	11.7x	-
Morgan Stanley	5/5/2016	29,055	5,930	6,315	6,725	5.6%	6.5%	6.5%	2,127	2,349	2,590	37.9%	39.6%	41.0%	-	-	-
Deustche Bank	5/5/2016	-	5,892	6,273	6,759	4.9%	6.5%	7.7%	-	-	-	-	-	-	-	-	-
JBL	5/5/2016	-	5,950	-	-	6.0%	-	-	-	-	-	-	-	-	-	-	-
JP Morgan	5/4/2016	-	5,951	5,988	6,449	5.9%	0.6%	7.7%	2,097	2,356	-	37.3%	39.6%	-	-	-	-
RBC	5/4/2016	-	5,919	6,320	-	5.4%	6.8%	-	2,083	-	-	37.1%	-	-	14.0x	-	-
UBS	5/4/2016	-	5,954	6,411	-	6.0%	7.7%	-	2,129	2,275	-	37.9%	38.2%	-	-	-	-
Wells Fargo	5/4/2016	-	5,895	6,222	-	5.0%	5.5%	-	2,140	2,219	-	38.1%	37.6%	-	-	-	-
Guggenheim	5/4/2016	-	5,943	6,417	-	5.8%	8.0%	-	2,103	2,413	-	37.5%	40.6%	-	-	-	-
Macquarie	5/4/2016	-	5,864	6,190	6,561	4.4%	5.6%	6.0%	-	-	-	-	-	-	-	-	-
Median		**$27,715**	**$5,939**	**$6,318**	**$6,725**	**5.8%**	**6.6%**	**7.7%**	**$2,127**	**$2,321**	**$2,557**	**37.9%**	**39.1%**	**40.0%**	**13.0x**	**11.9x**	**10.8x**

			Revenue			Revenue Growth			EBITDA			EBITDA Margin			Multiple		
	Date	NAV	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E
Showtime																	
Morgan Stanley	5/4/2016	$11,817	$2,725	$2,985	$3,107	(8.4%)	9.6%	4.1%	$929	$992	$1,063	31.2%	36.4%	35.6%	12.7x	11.9x	11.1x
Median		**$11,817**	**$2,725**	**$2,985**	**$3,107**	**(8.4%)**	**9.6%**	**4.1%**	**$929**	**$992**	**$1,063**	**31.2%**	**36.4%**	**35.6%**	**12.7x**	**11.9x**	**11.1x**

Source: Wall Street research.

PJT Partners 49

Confidential Disclaimers These materials have been prepared by PJT Partners LP ( PJT , we or us ) for the client or potential client to whom such materials are directly addressed and delivered (the Company ) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by written agreements between the Company and PJT. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by PJT. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates of the strategic, financial and operational benefits anticipated to result from the potential transaction, or estimates and forecasts of future financial performance, in each case prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by us or our affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. These materials are for discussion purposes only and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate, following our discussion with the Company. We assume no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without our prior written consent. These materials may not reflect information known to other professionals in other business areas from PJT or our affiliates. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. 50

Confidential Disclaimers (Cont d) We have prepared these materials for the convenience of the Company. These materials are qualified in their entirety by the terms, conditions, limitations, qualifications and disclosures set forth in the engagement letter entered by the Company with us and in any opinion letter delivered by us in connection with these materials. These materials do not (i) constitute a recommendation to the Company or any other party in connection with any transaction; (ii) constitute advice or a recommendation to the Company, any holder of the Company s stock or any other party in connection with any transaction; or (iii) address the Company s or any other party s underlying business and/or financial decision to pursue any transaction, the relative merits of any such transaction as compared to any alternative business or financial strategies that might exist for the Company or any other party, or the effects of any other transaction in which the Company or any other party might engage. 51

Confidential Additional Information About PJT Partners LP: PJT Partners LP engages in a wide range of financial services activities. In the ordinary course of these activities, PJT Partners LP may (a) provide financial advisory and capital raising services to, without limitation, the Company, any transaction counterparty, any other transaction participant, any other financially interested party with respect to any transaction or any of the foregoing entities or parties respective affiliates, subsidiaries, investment funds, portfolio companies and representatives, for which services PJT Partners LP have received, and may receive, compensation and (b) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain bank debt, debt or equity securities and derivative products of or relating to, without limitation, the Company, any transaction counterparty, any other transaction participant, any other financially interested party with respect to any transaction or any of the foregoing entities or parties respective affiliates, subsidiaries, investment funds, portfolio companies and representatives. In particular, PJT Partners LP may arrange or participate in financing for or by, without limitation, the Company, any transaction counterparty, any other transaction participant, any other financially interested party with respect to any transaction or any of the foregoing entities or parties respective affiliates, subsidiaries, investment funds, portfolio companies and representatives, in all of the foregoing cases whether in connection with any transaction or otherwise. Furthermore, PJT Partners LP and its directors, officers, employees, consultants and agents may have investments in the Company, any transaction counterparty, any other transaction participant, any other financially interested party with respect to any transaction or any of the foregoing entities or parties respective affiliates, subsidiaries, investment funds, portfolio companies and representatives. At any given time, PJT Partners LP may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company and/or the Company s controlling or significant equity holders (if any) in connection with matters unrelated to any transaction or its engagement by the Company. It is possible that PJT Partners LP may from time to time be involved in one or more capacities that, directly or indirectly, may be or may be perceived as being adverse to the Company s and/or the Company s controlling or significant equity holders (if any) interests in the context of a potential transaction or otherwise. Moreover, PJT Partners LP may, in the course of other client relationships, have or in the future come into possession of information material to the Company s and/or the Company s controlling or significant equity holders (if any) interests in the context of a potential or actual transaction or otherwise which, by virtue of such other client relationships, PJT Partners LP are not or will not be at liberty to disclose to the Company or the Company s controlling or significant equity holders (if any). 52

Confidential This document contains highly confidential information and is solely for informational purposes. You should not rely upon or use it to form the definitive basis for any decision or action whatsoever, with respect to any proposed transaction or otherwise. You and your affiliates and agents must hold this document and any oral information provided in connection with this document, as well as any information derived by you from the information contained herein, in strict confidence and may not communicate, reproduce or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately. This document is as is and is based, in part, on information obtained from other sources. Our use of such information does not imply that we have independently verified or necessarily agree with any of such information, and we have assumed and relied upon the accuracy and completeness of such information for purposes of this document. Neither we nor any of our affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. We undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report nor should it be construed as such. This document may include information from the S&P Capital IQ Platform Service. Such information is subject to the following: Copyright © 2015, S&P Capital IQ (and its affiliates, as applicable). This may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor s. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright © 2016, PJT Partners LP (and its affiliates, as applicable).53

Confidential PJT Partners www.pjtpartners.com 54